Exhibit A

Agreement Regarding the Joint Filing of Schedule 13G

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 8, 2022

CCMP CAPITAL INVESTORS III, L.P.
CCMP CAPITAL INVESTORS III (EMPLOYEE), L.P.
CCMP CAPITAL INVESTORS III (AV-7), L.P.
CCMP CAPITAL INVESTORS III (AV-8), L.P.
CCMP CAPITAL INVESTORS III (AV-9), L.P.
CCMP CAPITAL INVESTORS III (AV-10), L.P.

By: CCMP Capital Associates III, L.P., its general partner
By: CCMP Capital Associates III GP, LLC, its general partner,

By:	/s/ Mark McFadden
Managing Director

CCMP CAPITAL ASSOCIATES III, L.P.

By: CCMP Capital Associates III GP, LLC, its general partner

By:	/s/ Mark McFadden
Managing Director

CCMP CAPITAL ASSOCIATES III GP, LLC

By:	/s/ Mark McFadden
Managing Director

QUARTZ CO-INVEST, L.P.
By: CCMP Co-Invest III A GP, LLC, its general partner

By:	/s/ Mark McFadden
Managing Director

CCMP CO-INVEST III A GP, LLC

By:	/s/ Mark McFadden
Managing Director

CCMP CAPITAL, LP
By: CCMP Capital GP, LLC its general partner

By:	/s/ Mark McFadden
Managing Director

CCMP CAPITAL GP, LLC

By:	/s/ Mark McFadden
Managing Director